EXHIBIT 10.15

ASSIGNMENT OF PROJECT CONTRACTS

THIS ASSIGNMENT made the 21st day of December, 2006 by Faith Realty, LLC, a Rhode Island limited liability company with its principal business office located at 582 Great Road, North Smithfield, Rhode Island (“Assignor”) and Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (“Assignee”).

PURPOSE

Contemporaneously herewith Assignor and Assignee have entered into that certain Construction Loan Agreement (the “Loan Agreement”) for the financing of the construction by Assignor of certain improvements to commercial property on land owned by Assignor located at Highland Industrial Park, Woonsocket, Rhode Island (the “Project”), to which Loan Agreement specific reference is hereby made.

Contemporaneously herewith, Assignor has executed and delivered to Assignee Assignor’s secured promissory note in the principal sum of Three Million One Hundred Forty-Five Thousand Dollars ($3,145,000) (herein the “Note”), to which Note specific reference is hereby made.

For purposes of constructing and operating the Project, Assignor has entered into or will be entering into a construction contract (the “Construction Contract”) with Riggs & Gallagher, Inc. (the “Contractor”), for the construction of the Project in accordance with plans, drawings and specifications heretofore exhibited to Assignee and initialed by Assignee and Assignor and various other contracts with architects, engineers, subcontractors, draftsmen, etc., if any (the “Other Parties”) with respect to the Project.

The Construction Contract and all of said other contracts are hereinafter collectively referred to as the “Project Contracts”.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and as additional security for the payment and performance by Assignor of its obligations under the Note and the Loan Agreement, it is agreed by the parties as follows:

1. Assignment of Project Contracts and Plans. Subject to the terms and conditions hereinafter set forth, Assignor does hereby conditionally and collaterally transfer, assign and deliver unto Assignee all of the right, title and interest of Assignor in and to: (i) the Project Contracts, and each of them, together with all the rights, privileges and appurtenances now or hereafter in any way belonging or pertaining thereto, and (ii) all permits at any time secured by Assignor with respect to the Project, and (iii) all “Plans” (as defined in the Loan Agreement) prepared with respect to the Project.

2. Assignment of Warranties and Bonds. Assignor does hereby conditionally and collaterally transfer, assign and deliver unto Assignee all of the right, title and interest of Assignor in, to and/or under (i) any warranties or representations made by the Contractor, or any of the Other Parties whether or not contained in the Project Contracts, and (ii) any labor and/or materials performance bonds running in favor of Assignor to the extent permissible under the terms thereof.

3. Conditions Precedent. Until there shall have occurred an Event of Default as defined under the Note or the Loan Agreement, or under the mortgage securing the same, and provided such Event of Default continues uncured, Assignee will not exercise its rights under the Project Contracts and Assignor shall be authorized to perform the Project Contracts and to exercise all rights and privileges therein contained.

4. Appointment of Attorney. Assignor does hereby constitute and appoint Assignee, while this Assignment remains in force and effect, irrevocably, and with full power of substitution and revocation, from and after the occurrence of an Event of Default remaining uncured, its true and lawful attorney for and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of the Project Contracts and all benefits accrued thereunder, whether at law, in equity or otherwise.

5. Covenants of Assignor. Assignor covenants and warrants that:

(i) It has the power and authority to assign the Project Contracts and the Plans and there have been no prior assignments of the Project Contracts or the Plans.

(ii) The Project Contracts are and shall be valid contracts and that there are and shall be, to the extent ascertainable by Assignor, no defaults on the part of any of the parties thereto.

(iii) It will not assign, pledge or otherwise encumber any of the Project Contracts or the Plans without the prior written consent of Assignee.

(iv) It will not cancel, terminate or accept any surrender of any of the Project Contracts, or amend or modify the same directly or indirectly in any material respect whatsoever, without having obtained the prior written consent of Assignee thereto.

(v) It will not waive or give any consent with respect to any material default or variation in the performance of the Project Contracts, it will at all times take proper steps to enforce all of the material provisions and conditions thereof, and it will forthwith notify Assignee of any material defaults under the Project Contracts.

(vi) It will perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions on its part to be performed and observed with respect to the Project Contracts.

(vii) It will execute any and all additional assignments to Assignee, as Assignee may at any time reasonably request.

(viii) The acceptance of this Assignment shall not constitute a satisfaction of any indebtedness, liability or obligation, or any part thereof, now or hereafter owed by Assignor to Assignee. Nothing in this Assignment shall be deemed to obligate Assignee at any time to undertake or perform any of terms or conditions of the Project Contracts, or to enforce compliance therewith, and Assignee may institute such legal action and otherwise exercise any of its rights and powers under the Note, the Loan Agreement, or the mortgage securing the Note and the Loan Agreement or otherwise, in such manner as it may deem advisable at any time it shall see fit to do so, and for any cause for which the same might have been instituted or done had this Assignment not been made, and no waiver or condonation of any breach or default and no waiver of any right of Assignee hereunder shall be deemed to constitute a waiver of any other or subsequent breach or default, or to prevent subsequent exercise of any such right or any other similar right.

6. Termination of Assignment. Upon the earlier of completion of the Project or the payment in full of all obligations of Assignor under the Note and the Loan Agreement and the cancellation and discharge of said indebtedness and the mortgage securing the Note and the Loan Agreement, this Assignment shall become null and void, and thereupon Assignee shall execute and deliver to Assignor any instruments which may be necessary or appropriate to terminate this Assignment.

7. Assignment. The terms, covenants, agreements and conditions contained herein shall extend to, include and inure to the benefit of and be binding upon Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns, as the case may be, and may not be terminated, changed or amended orally.

IN WITNESS WHEREOF, the parties hereto have executed this instrument on the day and year first above written.

WITNESS:	Faith Realty, LLC

/s/ Steven Rosenbaum	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Member

Bank of America, N.A.

/s/ R. Jeffrey Knisley	By:	/s/ David J. Angell
David J. Angell, Senior Vice President

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